Exhibit 99.1

MADISON SQUARE GARDEN ENTERTAINMENT CORP. AGREES TO SELL

MAJORITY INTEREST IN TAO GROUP HOSPITALITY

NEW YORK, NY – April 17, 2023 – Madison Square Garden Entertainment Corp. (NYSE: MSGE) (“MSG Entertainment” or “Company”) today announced that it has agreed to sell its 66.9% majority interest in Tao Group Hospitality to Mohari Hospitality, a global investment company focused on the luxury lifestyle and hospitality sectors, in a transaction that values Tao Group Hospitality at $550 million. The transaction is expected to close in May.

Upon completion of the sale of its majority interest, MSG Entertainment expects to receive net cash proceeds of approximately $300 million.

Today’s announcement follows a successful bidding process with multiple parties. Since MSG Entertainment acquired a majority interest in 2017, Tao Group Hospitality has transformed into a global powerhouse in entertainment dining and hospitality, with a portfolio of over 80 branded locations in over 20 markets across four continents. In fiscal 2022, Tao Group Hospitality generated approximately $485 million in revenue, $37 million in operating income, and $67 million in adjusted operating income.(1)

Completion of the sale is subject to customary closing conditions. The closing of the transaction is not conditioned on the receipt of financing. Effective as of the closing of the sale, the Company will enter into multi-year agreements with Tao Group Hospitality for ongoing consulting, marketing, and support services at Madison Square Garden and Sphere in Las Vegas.

For Tao Group Hospitality, equity holders of which include MSG Entertainment, Goldman Sachs & Co. LLC served as financial advisor and Hughes Hubbard & Reed LLP served as legal advisor.

For Mohari Hospitality, Moelis & Company LLC served as financial advisor and Kirkland & Ellis LLP served as legal advisor.

(1)	See below for the definition of adjusted operating income included in the discussion of non-GAAP financial measures and a reconciliation of operating income to adjusted operating income.

About Madison Square Garden Entertainment Corp.

Madison Square Garden Entertainment Corp. (MSG Entertainment) is a leader in live entertainment. The Company presents or hosts a broad array of events in its diverse collection of venues: New York’s Madison Square Garden, The Theater at Madison Square Garden, Radio City Music Hall and Beacon Theatre; and The Chicago Theatre. MSG Entertainment is also building a new state-of-the-art venue in Las Vegas, Sphere at The Venetian. In addition, the Company features the original production, the Christmas Spectacular Starring the Radio City Rockettes, and delivers a wide range of live sports content and other programming through two regional sports and entertainment networks, MSG Network and MSG Sportsnet. Also under the MSG Entertainment umbrella is Tao Group Hospitality, with entertainment dining and nightlife brands including: Tao, Hakkasan, Omnia, Marquee, Lavo, Beauty & Essex, and Cathédrale. More information is available at www.msgentertainment.com.

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Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates, the impact and timing of the sale of Tao, and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Non-GAAP Financial Measures

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) the impact of non-cash straight-line leasing revenue associated with the arena license agreements with MSG Sports, (ii) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (iii) amortization for capitalized cloud computing arrangement costs, (iv) share-based compensation expense or benefit, (v) restructuring charges or credits, (vi) merger and acquisition-related costs, including litigation expenses, (vii) gains or losses on sales or dispositions of businesses and associated settlements, (viii) the impact of purchase accounting adjustments related to business acquisitions, and (ix) gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan (which was established in November 2021). We believe that given the length of the arena license agreements and resulting magnitude of the difference in leasing revenue recognized and cash revenue received, the exclusion of non-cash leasing revenue provides investors with a clearer picture of the Company’s operating performance. We believe that this adjustment is beneficial for other incremental reasons as well. This adjustment provides senior management, investors and analysts with important information regarding a long-term related party agreement with MSG Sports. In addition, this adjustment is included under the Company’s debt covenant compliance calculations and is a component of the performance measures used to evaluate, and compensate, senior management of the Company. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to the settlement of an obligation that is not expected to be made in cash. We eliminate merger and acquisition-related costs because the Company does not consider such costs to be indicative of the ongoing operating performance of the Company as they result from an event that is of a non-recurring nature, thereby enhancing comparability. In addition, management believes that the exclusion of gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan (which was established in November 2021), provides investors with a clearer picture of the Company’s operating performance given that, in accordance with GAAP, gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the Company’s Executive Deferred Compensation Plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Miscellaneous income (expense), net, which is not reflected in Operating income (loss).

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our business segments and the Company on a consolidated basis. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see below.

ADJUSTMENTS TO RECONCILE OPERATING INCOME TO

ADJUSTED OPERATING INCOME

(Dollars in thousands)

(Unaudited)

Year Ended June 30, 2022
Operating income	$37,263
Share-based compensation	7,647
Depreciation and amortization	26,021
Impairment and other (gains) losses, net	(3,969)
Merger and acquisition related costs	247

Adjusted operating income	$67,209

Contacts:

Mikyl Cordova

Executive Vice President, Communications & Marketing

Madison Square Garden Entertainment Corp.

(212) 631-4337

Ari Danes, CFA

Senior Vice President, Investor Relations, Financial Communications & Treasury

Madison Square Garden Entertainment Corp.

(212) 465-6072

Justin Blaber

Vice President, Financial Communications

Madison Square Garden Entertainment Corp.

(212) 465-6109